For the fiscal period ended 4/30/05
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.	Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC.
- Strategic Partners High Yield Bond Fund

1.   Name of Issuer:  Boise Cascade, LLC


2.   Date of Purchase - 10/15/04


3.   Number of Securities Purchased -
	1,250

4.   Dollar Amount of Purchase
	$125,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	JP Morgan

7.   Other Members of the Underwriting Syndicate:
JP Morgan
Lehman Brothers
Deutsche Bank
Goldman Sachs